Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated February 14, 2020, relating to the balance sheet of LifeSci Acquisition Corp. as of June 30, 2019, and the related statements of operations, changes in stockholder’s equity and cash flows for the period from December 19, 2018 (inception) through June 30, 2019, appearing in Amendment No. 2 to the Registration Statement on Form S-1, File No. 333-236466.

WithumSmith+Brown, PC

New York, New York

March 5, 2020